UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CUTERA, INC.

(Exact name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

On May 21, 2009, a representative of Cutera, Inc. communicated the following message verbally to certain stockholders of the Company in connection with the 2009 Annual Meeting of Stockholders:

Dear Stockholder:

According to our records of share votes, we have not yet received your proxy vote for the important Annual Meeting of Cutera stockholders. This meeting has been adjourned to Friday, May 22, 2009 at 2.00 p.m. Please help us avoid the expense of further solicitation, or a new meeting, by voting TODAY.

Our Board of Directors recommends that stockholders vote ‘FOR’ all four proposals on the agenda.

You can vote your shares by identifying your voting control number on the proxy voting card that was sent to your registered mailing address by your broker, then proceed to www.proxyvote.com, enter your control number and vote your proxy. If you do not have the control number, please call the proxy voting department of your broker and request for either a control number or to vote your shares over the telephone.

Thank you for your cooperation in this regard.